Exhibit 10.119

February 6, 2017

T. Boone Pickens

8117 Preston Road, Suite 260W

Dallas, Texas 75225

Re:	Notes Purchase

Mr. Pickens:

This agreement confirms the terms and conditions under which Clean Energy Fuels Corp. (the “Company”) agrees to purchase from T. Boone Pickens (the “Holder”) the 7.5% Convertible Note due 2018 having an outstanding principal amount of $25,000,000.00 issued by the Company and held by the Holder (the “Note”), for the payment by the Company to the Holder of an aggregate cash amount of $21,750,000.00 (the “Cash Payment”, and such transaction, the “Purchase”). The Company and the Holder agree as follows:

1. The Purchase. The closing of the Purchase (the “Closing”) shall occur on February 9, 2017 (the “Closing Date”). At the Closing, (a) the Holder shall deliver the Note to the Company for cancellation in full, and (b) the Company shall pay to the Holder the Cash Payment in immediately available funds. Upon the Company’s payment of the Cash Payment in accordance with this agreement, the Note shall be cancelled in full and the Holder shall release all claims arising out of or related to the Note, including, but not limited to, any rights to payment of principal or interest with respect to the Note.

2. Representations, Warranties and Covenants.

(a) In connection with the Purchase, the Holder hereby represents, warrants, acknowledges and agrees as follows as of the date of this agreement and the Closing Date: (i) the Holder is the sole legal and beneficial owner of the Note; (ii) the Note is free and clear of any liens, charges or encumbrances and at the Closing, the Holder shall convey to the Company good title to the Note free and clear of all liens, charges and encumbrances; (iii) the Holder has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in, and to make an informed investment decision with respect to, the Purchase, and the Holder acknowledges that: (A) the Company makes no representation regarding the value of the Note; and (B) the Holder has independently and without reliance upon the Company made its own analysis and decision to enter into the Purchase on the terms set forth herein; (iv) the Holder has had such opportunity as it has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of the Purchase, and the Holder has undertaken an independent evaluation of such merits and risks based on the Holder’s own financial circumstances; (v) the Holder has all legal capacity necessary to enter into this agreement and to consummate the Purchase; (vi) the Holder acknowledges and agrees that (A) as of the date hereof, the Company is in full compliance with and is not in Default (as such term is defined in the loan agreement dated June 14, 2013 between the Company and the Holder (the “Loan Agreement”)) under the Loan Agreement or the Note, and (B) neither this agreement nor the Purchase is or will constitute a breach of the Loan Agreement or Default under the Loan Agreement or the Note in any respect, including, but not limited to, under Section 4.2 of the Loan Agreement and paragraph 4 of the Note in regards to the Company’s right to prepay the Note.

3. Miscellaneous.

(a) All questions concerning the construction, validity, enforcement and interpretation of this agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery, or, if no such state court has proper jurisdiction, the United States District Court for the District of Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) This agreement may not be amended, altered, modified or changed verbally, but only by an agreement in writing signed by the Company and the Holder. This agreement supersedes all other prior oral or written agreements between the parties and any persons acting on their behalf with respect to the matters discussed herein and constitutes the entire understanding of the parties with respect to the matters covered herein, and except as specifically set forth herein, neither party makes any representation, warranty, covenant or undertaking with respect to such matters. If any one or more of the provisions contained in this agreement is determined to be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions will not in any way be affected or impaired thereby in any other jurisdiction, nor will the validity, legality and enforceability of the remaining provisions contained in this agreement in any way be affected or impaired thereby.

(c) All notices, requests and demands will be served by hand delivery, telefacsimile, email, overnight courier or by registered or certified mail, with return receipt requested, as set forth on the signature page hereto or at such other address as any party designates for such purpose in writing to the other party. Notices will be deemed to have been given on the date actually received in the event of personal, telefacsimile, email or overnight courier delivery or on the date three (3) days after notice is deposited in the mail, properly addressed, postage prepaid. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this agreement and the consummation of the transactions contemplated hereby. This agreement is intended for the benefit of the parties hereto and is not for the benefit of, nor may any provision hereof be enforced by, any other person. This agreement may be executed in two or more counterparts, and it will not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof. The counterpart will be deemed an original, but all counterparts together will constitute one and the same instrument.

[Signature Page Follows]

Very truly yours,

CLEAN ENERGY FUELS CORP.

By: Andrew J. Littlefair

Signature:	/s/ Andrew J. Littlefair

Title: President & Chief Executive Officer

Address for Notice:

4675 MacArthur Court, Suite 800 Newport Beach, California 92660

AGREED AND ACCEPTED:

T. Boone Pickens

Signature:	/s/ Boone Pickens

Address for Notice:

8117 Preston Road, Suite 260W Dallas, Texas 75225

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